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                                                                    EXHIBIT 3.87




                                     BYLAWS
                                       OF
                             TEAM HEALTH GROUP, INC.


                                    ARTICLE I
                                Corporate Offices

              In addition to its registered office in the State of Tennessee, the Corporation may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II
                            Meetings of Shareholders

                  SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at 10:00 A.M. on the third Tuesday of the month of September each year, or on such other date during the year and at such other time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called for any purpose or purposes by the board of directors or by holders of at least twenty-five percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting who sign, date and deliver to the Corporation's secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held. Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the charter or the bylaws.

                  SECTION 3. NOTICE OF MEETINGS. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Tennessee law, the written notice of any meeting shall be given not less than ten days nor more than two months before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
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                  SECTION 4. PLACE OF MEETINGS. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.

                  SECTION 5. QUORUM; VOTE REQUIRED. Unless otherwise required by Tennessee law with respect to a specified action, (i) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders; (ii) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; and (iii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                  SECTION 6. VOTING RIGHTS; PROXIES. Subject to the provisions of Article III, each shareholder shall be entitled to one vote for each share of common stock held by such shareholder. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

                  SECTION 7. LIST OF SHAREHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.


                                   ARTICLE III
                  Record Date for Determination of Shareholders

                  SECTION 1. NOTICES. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than seventy nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the
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day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  SECTION 2. WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this Article III, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Tennessee, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by Tennessee law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  SECTION 3. DIVIDENDS, DISTRIBUTIONS AND RIGHTS. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than seventy days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                   ARTICLE IV
                             Consent of Shareholders

                  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder's vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.
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                                    ARTICLE V
                                    Directors

                  SECTION 1. AUTHORITY. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as otherwise provided in Tennessee law.

                  SECTION 2. NUMBER AND TERM. The board of directors shall consist of nine members. For so long as the Class A Preferred Stock of the Corporation remains issued and outstanding, five of the nine members shall e designated by those shareholders who were issued Class A Preferred Stock upon the formation of the Corporation (shareholders who owned the Tennessee predecessor corporation acquired by the Corporation in connection with its formation) ("Group I") and four of the nine members shall be designated by those shareholders were issued only Common Stock upon the formation of the Corporation (shareholders who owned the Alabama and North Carolina pred4ecessor corporations acquired by the Corporation in connection with its formation) ("Group II"). Directors need not be shareholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

                  SECTION 3. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority (i) to amend the charter (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Tennessee law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, (v) amend the bylaws of the Corporation, (vi) declare a dividend,
(vii) authorize the issuance of stock or (viii) adopt a certificate of ownership and merger pursuant to Tennessee law.

                  SECTION 4. COMPENSATION. The board of directors shall have the authority to fix the compensation of directors.

                  SECTION 5. REMOVAL. Any director may be removed, with or without cause, by the
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holders of a majority of the shares who designated such director pursuant to
Section 2 above.

                  SECTION 6. RESIGNATION. Any director may resign at any time upon written notice to the Corporation.

                  SECTION 7. VACANCIES. Vacancies may be filled by a majority of the remaining directors then in office, although less than a quorum. For so long as the Class A Preferred Stock remains issued and outstanding, when one or more directors designated by either Group I or Group II resign from the board, or otherwise ceases to be a director, a majority of the remaining directors designated by such Group I or Group II, as the case may be, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office in the filling of other vacancies.

                  SECTION 8. QUORUM AND VOTING. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The vote of the majority of the total number of directors then in office shall be the act of the board of directors, except as otherwise provided by Tennessee law, the charter or bylaws.

                  SECTION 9. REGULAR MEETINGS. Regular meetings of the board of directors may be held on at least ten days' written notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

                  SECTION 10. SPECIAL MEETINGS; NOTICES. Special meetings of the board of directors may be called by the president or by a majority of the directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting. Special meetings must be preceded by at least ten days' written notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

                  SECTION 11. MEETING BY TELEPHONE. Members of the board of directors of the Corporation, or any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  SECTION 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
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                                   ARTICLE VI
                                Waiver of Notice

                  Whenever notice is required to be given under Tennessee law or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE VII
                                    Officers

                  SECTION 1. TITLE AND DUTIES. The Corporation shall have a president and a secretary and such other officers with such titles and duties as shall be stated in these bylaws or in a resolution of the board of directors not inconsistent with these by laws. Officers shall be chosen by the board of directors. The secretary shall record the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose. Any number of offices may be held by the same person, except that the offices of president and secretary may not be held by the same person.

                  SECTION 2. TERM OF OFFICE; RESIGNATION AND REMOVAL. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

                  SECTION 3. VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the board of directors.

                                  ARTICLE VIII
                               Stock Certificates

                  SECTION 1. ALL SHARES REPRESENTED BY CERTIFICATES. All shares of the Corporation's capital stock shall be represented by certificates. Every holder of stock shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares held by such holder. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
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                  SECTION 2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. The
Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it, or other such assurances that the Corporation will be indemnified against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE IX
                                 Corporate Seal

                  The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation, unless otherwise provided by law. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

                                    ARTICLE X
                                   Fiscal Year

                  The fiscal year of the Corporation shall end on the thirty-first day of March of the following year.

                                   ARTICLE XI
                                    Amendment

                  The vote of 70% of the total number of directors is required to amend, alter or repeal Sections 2, 5 and 7 of Article V of the bylaws of the Corporation.